As filed with the United States Securities and Exchange Commission on March 3, 2021 under the Securities Act of 1933, as amended.

No. 333-252788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SVF Investment Corp. 3

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1572401
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Circle Star Way

San Carlos

California 94070, United States

(415) 539-3099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ioannis Pipilis

c/o SVF Sponsor III (DE) LLC

1 Circle Star Way

San Carlos

California 94070

(345)-949-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Steve Lin, Esq. Kirkland & Ellis International LLP 29th Floor, China World Office 2 No. 1 Jian Guo Men Wai Avenue Beijing 100004, P.R. China (86)10-3737-9301	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Pranav L. Trivedi, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS (44) 207 519 7026

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Class A ordinary shares, par value $0.0001 per share (2)	32,000,000 shares	$10.00	$320,000,000	$34,912

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividend, or similar transactions.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SVF Investment Corp. 3 is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-252788) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Memorandum and Articles of Association.

3.2**	Form of Amended and Restated Memorandum and Articles of Association.

4.1**	Specimen Class A Ordinary Share Certificate.

5.1**	Opinion of Walkers, Cayman Islands Legal Counsel to the Registrant.

10.1**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.2**	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.

10.3**	Form of Private Placement Shares Purchase Agreement between the Registrant and the Sponsor

10.4**	Form of Indemnity Agreement.

10.5**	Promissory Note, dated as of December 14, 2020, between the Registrant and the Sponsor.

10.6**	Securities Subscription Agreement, dated December 14, 2020, between the Registrant and the Sponsor.

10.7**	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.

10.8**	Form of Forward Purchase Agreement.

10.9**	Form of Administrative Services Agreement

23.1**	Consent of Marcum LLP.

23.2**	Consent of Walkers (included on Exhibit 5.1).

23.3*	Consent of Michael Carpenter.

23.4*	Consent of Michael Tobin

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, on the 3rd day of March, 2021.

SVF Investment Corp. 3

By:	/s/ Ioannis Pipilis
Name:	Ioannis Pipilis
Title:	Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ioannis Pipilis and Navneet Govil, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ioannis Pipilis Ioannis Pipilis	Chairman and Chief Executive Officer (Principal Executive Officer)	March 3, 2021

/s/ Navneet Govil Navneet Govil	Director and Chief Financial Officer (Principal Financial Officer)	March 3, 2021